Exhibit 99.1
VIAVI ANNOUNCES FISCAL FOURTH QUARTER AND FISCAL YEAR 2024 RESULTS
Fourth Quarter
•Net revenue of $252.0 million, down $11.6 million or 4.4% year-over-year
•GAAP operating margin of (2.3)%, down 680 bps year-over-year
•Non-GAAP operating margin of 10.9%, down 80 bps year-over-year
•GAAP Earnings per share (EPS) of $(0.10), down $0.10 year-over-year
•Non-GAAP diluted EPS of $0.08, down $0.02 or 20.0% year-over-year

Fiscal 2024
•Net revenue of $1.0 billion, down $105.7 million or 9.6% year-over-year
•GAAP operating margin of 2.1%, down 530 bps year-over-year
•Non-GAAP operating margin of 11.5%, down 410 bps year-over-year
•GAAP EPS of $(0.12), down 0.23 or 209.1% year-over-year
•Non-GAAP diluted EPS of $0.33, down $0.22 or 40.0% year-over-year

Chandler, Arizona, August 8, 2024 — VIAVI (NASDAQ: VIAV) today reported results for its fourth quarter and fiscal year ended June 29, 2024.

Fourth quarter of fiscal 2024 net revenue was $252.0 million. GAAP net loss was $(21.7) million, or $(0.10) per share. Non-GAAP net income was $17.1 million, or $0.08 per share.

Third quarter of fiscal 2024 net revenue was $246.0 million. GAAP net loss was $(24.6) million, or $(0.11) per share. Non-GAAP net income was $13.2 million, or $0.06 per share.

Fourth quarter of fiscal 2023 net revenue was $263.6 million. GAAP net loss was $(0.1) million, or $— per share. Non-GAAP net income was $22.7 million, or $0.10 per share.

“Fiscal 2024 was a challenging year for VIAVI, as the end market spend environment continued to be anemic throughout the year. For the fourth quarter, our revenue came at the mid-point of our guidance, with slightly stronger OSP revenues offsetting softer NSE demand. We believe the decline in NSE demand is bottoming out and expect to see gradual recovery in the second half of fiscal 2025,” said Oleg Khaykin, VIAVI's President and Chief Executive Officer.

Financial Overview:

The tables below (in millions, except percentage, and per share data) provide comparisons of quarterly results to prior periods, including sequential quarterly and year-over-year changes. A full reconciliation between the GAAP and non-GAAP measures included in the tables is contained in this release under the section titled “Use of Non-GAAP (Adjusted) Financial Measures.”

Fourth Quarter Ended June 29, 2024

	GAAP Results
	Q4	Q3	Q4	Change
	FY 2024	FY 2024	FY 2023	Q/Q	Y/Y
Net revenue	$252.0	$246.0	$263.6	2.4%	(4.4)%
Gross margin	57.8%	56.1%	55.4%	170 bps	240 bps
Operating margin	(2.3)%	(4.8)%	4.5%	250 bps	(680) bps
(Loss) income from operations	$(5.7)	$(11.9)	$11.8	52.1%	(148.3)%
Net loss per share	(0.10)	(0.11)	—	9.1%	NM

	Non-GAAP Results
	Q4	Q3	Q4	Change
	FY 2024	FY 2024	FY 2023	Q/Q	Y/Y
Gross margin	59.6%	57.9%	58.2%	170 bps	140 bps
Operating margin	10.9%	9.3%	11.7%	160 bps	(80) bps
Income from operations	$27.5	$23.0	$30.8	19.6%	(10.7)%
Earnings per share	0.08	0.06	0.10	33.3%	(20.0)%

	Net Revenue by Segment
	Q4	Q3	Q4	Change
	FY 2024	FY 2024	FY 2023	Q/Q	Y/Y
Network Enablement	$158.5	$151.7	$175.5	4.5%	(9.7)%
Service Enablement	23.7	18.1	22.4	30.9%	5.8%
Optical Security and Performance Products	69.8	76.2	65.7	(8.4)%	6.2%
Total	$252.0	$246.0	$263.6	2.4%	(4.4)%

Fiscal Year Ended June 29, 2024

	GAAP Results
	FY 2024	FY 2023	Change Y/Y
Net revenue	$1,000.4	$1,106.1	(9.6)%
Gross margin	57.6%	57.8%	(20) bps
Operating margin	2.1%	7.4%	(530) bps
Income from operations	$20.8	$82.4	(74.8)%
Net (loss) income per share	(0.12)	0.11	(209.1)%

	Non-GAAP Results
	FY 2024	FY 2023	Change Y/Y
Gross margin	59.4%	60.5%	(110) bps
Operating margin	11.5%	15.6%	(410) bps
Income from operations	$115.0	$172.5	(33.3)%
Earnings per share	0.33	0.55	(40.0)%

	Net Revenue by Segment
	FY 2024	FY 2023	Change Y/Y
Network Enablement	$615.7	$707.2	(12.9)%
Service Enablement	86.3	94.0	(8.2)%
Optical Security and Performance Products	298.4	304.9	(2.1)%
Total	$1,000.4	$1,106.1	(9.6)%

•Americas, Asia-Pacific and EMEA customers represented 39.2%, 36.3% and 24.5%, respectively, of total net revenue for the quarter ended June 29, 2024.

•As of June 29, 2024, the Company held $496.2 million in total cash, short-term investments and short-term restricted cash.

•As of June 29, 2024, the Company had $250 million aggregate principal amount of 1.625% Senior Convertible Notes and $400 million aggregate principal amount of 3.75% Senior Notes with a total net carrying value of $636.0 million.

•During the fiscal quarter and fiscal year ended June 29, 2024, the Company generated $26.2 million and $116.4 million, respectively, of cash flows from operations.

Restructuring Plan

On June 13, 2024, the Company approved a restructuring and workforce reduction plan (the “Fiscal 2024 Plan”) across various functions intended to improve operational efficiencies and better align the Company’s workforce with current business needs. The Company expects approximately 6% of its global workforce to be affected and estimates it will incur severance and termination benefits charges of approximately $15 million. The Company anticipates the Fiscal 2024 Plan to result in approximately $25 million in annualized cost savings and to be substantially complete by the end of fiscal 2025.

Business Outlook for the First Quarter of Fiscal 2025

For the first quarter of fiscal 2025 ending September 28, 2024, the Company expects net revenue to be between $235 million to $245 million and non-GAAP EPS to be between $0.05 to $0.07.

With respect to our expectations above, the Company has not reconciled GAAP net loss per share to non-GAAP EPS in this press release because it is unable to provide a meaningful or accurate estimate of certain reconciling items described in the “Use of Non-GAAP (Adjusted) Financial Measures” section below and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of certain items, including certain charges related to restructuring, acquisition, integration and related charges. In addition, the Company believes such reconciliations would imply a degree of precision that may be confusing or misleading to investors.

Conference Call

The Company will discuss these results and other related matters at 1:30 p.m. Pacific Time on August 8, 2024 in a live webcast, which will also be archived for replay on the Company’s website at https://investor.viavisolutions.com.  The Company will post supplementary slides outlining the Company’s latest financial results on https://investor.viavisolutions.com under the “Quarterly Results” section concurrently with this earnings press release. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About VIAVI Solutions

VIAVI (NASDAQ: VIAV) is a global provider of network test, monitoring and assurance solutions for telecommunications, cloud, enterprises, first responders, military, aerospace and railway. VIAVI is also a leader in light management technologies for 3D sensing, anti-counterfeiting, consumer electronics, industrial, automotive, government and aerospace applications.

Learn more about VIAVI at www.viavisolutions.com. Follow us on VIAVI Perspectives, LinkedIn and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any expectation, anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, profitability targets, cash flow and other financial metrics, as well as the impact and duration of certain trends and market position and conditions, including market stabilization and recovery. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things: (a) continuing general limited visibility across many of our product lines; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin ranges across our portfolio; (c) consolidations in our industry and customer base; (d) competitive pressures; (e) unforeseen changes or deceleration in the demand for current and new products, technologies, services, delays or unforeseen events in the roll-out of new industry platforms or evolving technology such as 3D sensing and customer purchasing delays due to macroeconomic conditions, tightening of expenditures or as they assess or transition to such new technologies and/or architectures, all of which limit near-term demand visibility, and could negatively impact potential revenue; (f) continued decline of average selling prices across our businesses; (g) notable seasonality and a significant level of in-quarter book-and-ship business; (h) various product and manufacturing transfers, site consolidations, product discontinuances and restructuring and workforce reduction plans, including anticipated cost savings associated with such plans; (i) challenges in execution of business strategy; (j) challenges integrating the businesses the Company has acquired and realizing all of the expected benefits and savings; (k) supply chain and materials constraints and the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand; (l) potential disruptions or delays to our manufacturing and operations due to climate conditions and natural disasters in the regions where we operate, such as wildfires, drought conditions and related water shortages in Arizona, as well as wildfires in Northern California and related blackouts and power outages in that region; (m) the uncertain and ongoing impact to our supply chain of military conflicts, such as the ongoing conflict between Russia and Ukraine and the armed conflict between Israel and Hamas, tariffs, sanctions and other trade measures imposed by domestic and foreign governments, adverse actions and escalating tensions with foreign governments, including China, and the possibility of escalation of “trade wars,” cyber-attacks, and retaliatory measures; (n) the impact of infectious disease outbreaks, epidemics, and pandemics on our financial results, revenues, customer demand, business operations and manufacturing and on the business operations of our customers, contract manufacturers and suppliers; and (o) inherent uncertainty related to global markets, including inflationary pressures, recessions, tightening monetary policy and liquidity, and the effect of such markets on demand for our products. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. For more information on the risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements contained in this press release are made as of the date thereof and the Company assumes no obligation to update such statements. We have not filed our Form 10-K for the year ended June 29, 2024. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file the Form 10-K.

Contact Information

Investors:
Vibhuti Nayar
408-404-6305
vibhuti.nayar@viavisolutions.com

Press:
Amit Malhotra
202-341-8624
amit.malhotra@viavisolutions.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED PRELIMINARY FINANCIAL DATA -

VIAVI SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net revenue	$252.0	$263.6	$1,000.4	$1,106.1
Cost of revenues	103.0	111.7	410.7	442.7
Amortization of acquired technologies	3.4	5.9	13.8	24.6
Gross profit	145.6	146.0	575.9	638.8
Operating expenses:
Research and development	52.5	51.6	201.9	206.9
Selling, general and administrative	83.1	78.5	333.3	328.7
Amortization of other intangibles	1.3	2.2	6.3	8.7
Restructuring and related charges	14.4	1.9	13.6	12.1
Total operating expenses	151.3	134.2	555.1	556.4
(Loss) income from operations	(5.7)	11.8	20.8	82.4
Interest and other income, net	3.7	2.7	21.7	5.4
Interest expense	(7.5)	(8.1)	(30.9)	(27.1)
(Loss) income before income taxes	(9.5)	6.4	11.6	60.7
Provision for income taxes	12.2	6.5	37.4	35.2
Net (loss) income	$(21.7)	$(0.1)	$(25.8)	$25.5

Net (loss) income per share:
Basic	$(0.10)	$—	$(0.12)	$0.11
Diluted	$(0.10)	$—	$(0.12)	$0.11

Shares used in per share calculations:
Basic	222.9	222.2	222.6	224.6
Diluted	222.9	222.2	222.6	226.6

The preliminary financial statements are estimated based on our current information.

VIAVI SOLUTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)
PRELIMINARY

	June 29, 2024	July 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$471.3	$506.5
Short-term investments	19.9	14.6
Restricted cash	5.0	4.5
Accounts receivable, net	213.1	231.2
Inventories, net	96.5	116.1
Prepayments and other current assets	70.7	72.1
Total current assets	876.5	945.0
Property, plant and equipment, net	228.2	243.0
Goodwill, net	452.9	455.2
Intangibles, net	38.2	58.6
Deferred income taxes	82.5	87.0
Other non-current assets	58.0	61.7
Total assets	$1,736.3	$1,850.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50.4	$47.2
Accrued payroll and related expenses	48.2	50.5
Deferred revenue	65.7	78.6
Accrued expenses	25.3	21.2
Short-term debt	—	96.2
Other current liabilities	57.5	49.8
Total current liabilities	247.1	343.5
Long-term debt	636.0	629.5
Other non-current liabilities	171.6	186.7
Total stockholders’ equity	681.6	690.8
Total liabilities and stockholders’ equity	$1,736.3	$1,850.5

The preliminary financial statements are estimated based on our current information.

VIAVI SOLUTIONS INC.
REPORTABLE SEGMENT INFORMATION
(in millions, unaudited)
PRELIMINARY

	Three Months Ended June 29, 2024
	Network and Service Enablement
	Network Enablement	Service Enablement	Network and Service Enablement	Optical Security and Performance Products	Other Items (1)	Consolidated GAAP Measures
Net revenue	$158.5	$23.7	$182.2	$69.8	$—	$252.0

Gross profit	$97.2	$16.0	$113.2	$37.0	$(4.6)	$145.6
Gross margin	61.3%	67.5%	62.1%	53.0%		57.8%

Operating income (loss)			$3.2	$24.3	$(33.2)	$(5.7)
Operating margin			1.8%	34.8%		(2.3)%

	Three Months Ended July 1, 2023
	Network and Service Enablement
	Network Enablement	Service Enablement	Network and Service Enablement	Optical Security and Performance Products	Other Items (1)	Consolidated GAAP Measures
Net revenue	$175.5	$22.4	$197.9	$65.7	$—	$263.6

Gross profit	$108.2	$14.7	$122.9	$30.6	$(7.5)	$146.0
Gross margin	61.7%	65.6%	62.1%	46.6%		55.4%

Operating income			$11.4	$19.4	$(19.0)	$11.8
Operating margin			5.8%	29.5%		4.5%

	Year Ended June 29, 2024
	Network and Service Enablement
	Network Enablement	Service Enablement	Network and Service Enablement	Optical Security and Performance Products	Other Items (1)	Consolidated GAAP Measures
Net revenue	$615.7	$86.3	$702.0	$298.4	$—	$1,000.4

Gross profit	$382.3	$57.3	$439.6	$154.9	$(18.6)	$575.9
Gross margin	62.1%	66.4%	62.6%	51.9%		57.6%

Operating income			$8.0	$107.0	$(94.2)	$20.8
Operating margin			1.1%	35.9%		2.1%

	Year Ended July 1, 2023
	Network and Service Enablement
	Network Enablement	Service Enablement	Network and Service Enablement	Optical Security and Performance Products	Other Items (1)	Consolidated GAAP Measures
Net revenue	$707.2	$94.0	$801.2	$304.9	$—	$1,106.1

Gross profit	$447.6	$62.6	$510.2	$158.6	$(30.0)	$638.8
Gross margin	63.3%	66.6%	63.7%	52.0%		57.8%

Operating income			$61.2	$111.3	$(90.1)	$82.4
Operating margin			7.6%	36.5%		7.4%
(1) See Reconciliation of GAAP Measures from Continuing Operations to Non-GAAP Measures below for details of Other Items.

The preliminary financial schedules are estimated based on our current information.

Use of Non-GAAP (Adjusted) Financial Measures

The Company provides non-GAAP gross margin, non-GAAP operating margin, non-GAAP net income, non-GAAP EPS, EBITDA and adjusted EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company uses the measures disclosed in this release to evaluate the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance, which the Company believes represent its performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from core operating performance items such as those relating to certain purchase price accounting adjustments, amortization of acquisition-related intangibles, stock-based compensation, legal settlements, restructuring, changes in fair value of contingent consideration liabilities and certain investing and acquisition related expenses and other activities that management believes are not reflective of such ordinary, ongoing and core operating activities.

The Company believes providing this additional information allows investors to see Company results through the eyes of management. The Company further believes that providing this information allows investors to better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release are excluded by the Company from its GAAP financial measures because the Company believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operational performance. The non-GAAP adjustments are outlined below.

Cost of revenues, costs of research and development and costs of selling, general and administrative: The Company’s GAAP presentation of gross margin and operating expenses may include (i) additional depreciation and amortization from changes in estimated useful life and the write-down of certain property, equipment and intangibles that have been identified for disposal but remained in use until the date of disposal, (ii) charges such as severance, benefits and outplacement costs related to restructuring plans, (iii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv) stock-based compensation, (v) amortization expense related to acquired intangibles, (vi) changes in fair value of contingent consideration liabilities and (vii) other charges unrelated to our core operating performance comprised mainly of acquisition related transaction costs, integration costs related to acquired entities, litigation and legal settlements and other costs and contingencies unrelated to current and future operations, including transformational initiatives such as the implementation of simplified automated processes, site consolidations, and reorganizations. The Company excludes these items in calculating non-GAAP gross margin, non-GAAP operating margin, non-GAAP net income, non-GAAP EPS, EBITDA and adjusted EBITDA.

Non-cash interest expense and other expense: The Company excludes certain investing expenses, including accretion of debt discount, and other non-cash activities that management believes are not reflective of such ordinary, ongoing and core operating activities, when calculating non-GAAP net income and non-GAAP EPS.

Income tax expense or benefit: The Company excludes certain non-cash tax expense or benefit items, such as the utilization of net operating losses where valuation allowances were released, intra-period tax allocation benefit and the tax effect for amortization of non-tax deductible intangible assets, when calculating non-GAAP net income and non-GAAP EPS.

Interest, taxes, depreciation, amortization and other adjustments: The Company’s EBITDA calculation primarily excludes interest income and other income (expense), interest expense, taxes, depreciation and amortization, and other items that are not part of its core operating performance described above. The Company’s adjusted EBITDA excludes items in addition to the items excluded from the EBITDA calculation, such as stock-based compensation, restructuring, gain or loss on sale of available for-sale investments, changes in fair value of contingent consideration liabilities arising from prior acquisitions and other charges related to activities that are not part of its core operating performance described above. Management believes adjusted EBITDA is a helpful indicator of the Company’s core operational cash flow.

Non-GAAP financial measures are not in accordance with, preferable to, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net income is net income. The GAAP measure most directly comparable to non-GAAP EPS is net income per share. The Company believes these GAAP measures alone are not fully indicative of its core operating expenses and performance and that providing non-GAAP financial measures in conjunction with GAAP measures provides valuable supplemental information regarding the Company’s overall performance.

VIAVI SOLUTIONS INC.
RECONCILIATION OF GAAP MEASURES FROM CONTINUING OPERATIONS
TO NON-GAAP MEASURES
(in millions, except per share data)
(unaudited)
PRELIMINARY
The following tables reconcile GAAP measures to non-GAAP measures:

	Three Months Ended				Years Ended
	June 29, 2024		July 1, 2023		June 29, 2024		July 1, 2023
	Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP measures	$145.6	57.8%	$146.0	55.4%	$575.9	57.6%	$638.8	57.8%
Stock-based compensation	1.2	0.5%	1.2	0.5%	4.9	0.5%	4.8	0.4%
Other charges (benefits) unrelated to core operating performance	—	—%	0.4	0.1%	(0.1)	—%	0.6	0.1%
Amortization of intangibles	3.4	1.3%	5.9	2.2%	13.8	1.3%	24.6	2.2%
Total related to Cost of Revenue	4.6	1.8%	7.5	2.8%	18.6	1.8%	30.0	2.7%
Non-GAAP measures	$150.2	59.6%	$153.5	58.2%	$594.5	59.4%	$668.8	60.5%

	Three Months Ended				Years Ended
	June 29, 2024		July 1, 2023		June 29, 2024		July 1, 2023
	Operating (Loss) Income	Operating Margin	Operating Income	Operating Margin	Operating Income	Operating Margin	Operating Income	Operating Margin
GAAP measures	$(5.7)	(2.3)%	$11.8	4.5%	$20.8	2.1%	$82.4	7.4%
Stock-based compensation	12.8	5.1%	12.4	4.7%	49.4	4.9%	51.2	4.7%
Change in fair value of contingent liability	(1.7)	(0.7)%	(4.4)	(1.7)%	(9.5)	(1.0)%	(4.6)	(0.4)%
Other charges (benefits) unrelated to core operating performance (1)	3.0	1.2%	1.0	0.4%	20.6	2.1%	(1.9)	(0.2)%
Amortization of intangibles	4.7	1.9%	8.1	3.1%	20.1	2.0%	33.3	3.0%
Restructuring and related charges	14.4	5.7%	1.9	0.7%	13.6	1.4%	12.1	1.1%
Total related to Cost of Revenue and Operating Expenses	33.2	13.2%	19.0	7.2%	94.2	9.4%	90.1	8.2%
Non-GAAP measures	$27.5	10.9%	$30.8	11.7%	$115.0	11.5%	$172.5	15.6%

	Three Months Ended				Years Ended
	June 29, 2024		July 1, 2023		June 29, 2024		July 1, 2023
	Net (Loss) Income	Diluted EPS	Net (Loss) Income	Diluted EPS	Net (Loss) Income	Diluted EPS	Net Income	Diluted EPS
GAAP measures	$(21.7)	$(0.10)	$(0.1)	$—	$(25.8)	$(0.12)	$25.5	$0.11
Items reconciling GAAP Net (Loss) Income and EPS to Non-GAAP Net Income and EPS:
Stock-based compensation	12.8	0.06	12.4	0.05	49.4	0.22	51.2	0.23
Change in fair value of contingent liability	(1.7)	(0.01)	(4.4)	(0.02)	(9.5)	(0.04)	(4.6)	(0.02)
Other charges (benefits) unrelated to core operating performance (2)	3.0	0.01	1.0	—	14.3	0.07	(1.9)	(0.01)
Amortization of intangibles	4.7	0.03	8.1	0.04	20.1	0.09	33.3	0.15
Restructuring and related charges	14.4	0.06	1.9	0.01	13.6	0.06	12.1	0.05
Non-cash interest expense and other expense	1.2	0.01	1.3	0.01	4.9	0.02	3.9	0.02
Provision for income taxes	4.4	0.02	2.5	0.01	6.5	0.03	5.2	0.02
Total related to Net (Loss) Income and EPS	38.8	0.18	22.8	0.10	99.3	0.45	99.2	0.44
Non-GAAP measures	$17.1	$0.08	$22.7	$0.10	$73.5	$0.33	$124.7	$0.55
Shares used in per share calculation for Non-GAAP EPS		224.2		223.6		224.1		226.6
Note: Certain totals may not add due to rounding.
(1) For the quarter ended June 29, 2024, Other charges (benefits) unrelated to core operating performance consisted of $1.5 million of certain acquisition and integration related charges and $1.5 million of net losses primarily related to long-lived assets. For the quarter ended July 1, 2023, Other charges (benefits) unrelated to core operating performance consisted of $0.6 million of certain acquisition and integration related charges and $0.4 million of net losses primarily related to long-lived assets.
For the year ended June 29, 2024, Other charges (benefits) unrelated to core operating performance consisted of $18.1 million of certain acquisition and integration related charges and $2.5 million of net losses primarily related to long-lived assets. For the year ended July 1, 2023, Other charges (benefits) unrelated to core operating performance consisted of a $6.7 million gain on litigation settlement, offset by $2.5 million of certain acquisition and integration related charges and $2.3 million of net losses primarily related to long-lived assets.
(2) For the quarter ended June 29, 2024, Other charges (benefits) unrelated to core operating performance consisted of $1.5 million of certain acquisition and integration related charges and $1.5 million of net losses primarily related to long-lived assets. For the quarter ended July 1, 2023, Other charges (benefits) unrelated to core operating performance consisted of $0.6 million of certain acquisition and integration related charges and $0.4 million of net losses primarily related to long-lived assets.
For the year ended June 29, 2024, Other charges (benefits) unrelated to core operating performance consisted of $18.1 million of certain acquisition and integration related charges and $2.5 million of net losses primarily related to long-lived assets, offset by a net gain on litigation settlement of $6.3 million. For the year ended July 1, 2023, Other charges (benefits) unrelated to core operating performance consisted of a $6.7 million gain on litigation settlement, offset by $2.5 million of certain acquisition and integration related charges and $2.3 million of net losses primarily related to long-lived assets.
The preliminary financial schedules are estimated based on our current information.

VIAVI SOLUTIONS INC.
RECONCILIATION OF GAAP MEASURES FROM CONTINUING OPERATIONS
TO ADJUSTED EBITDA
(in millions, unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP Net (Loss) Income	$(21.7)	$(0.1)	$(25.8)	$25.5
Interest and other income, net (1)	(3.7)	(2.7)	(21.7)	(5.4)
Interest expense	7.5	8.1	30.9	27.1
Provision for income taxes	12.2	6.5	37.4	35.2
Depreciation	9.5	9.8	38.6	36.2
Amortization	4.7	8.1	20.1	33.3
EBITDA	8.5	29.7	79.5	151.9
Restructuring and related charges	14.4	1.9	13.6	12.1
Stock-based compensation	12.8	12.4	49.4	51.2
Change in fair value of contingent liability	(1.7)	(4.4)	(9.5)	(4.6)
Other charges (benefits) unrelated to core operating performance (2)	2.9	0.8	20.0	(2.9)
Adjusted EBITDA	$36.9	$40.4	$153.0	$207.7
Note: Certain totals may not add due to rounding.
(1) Includes $6.3 million net gain on litigation settlement recorded as a gain to Interest and other income, net in the Consolidated Statements of Operations for the twelve months ended June 29, 2024.
(2) For the quarter ended June 29, 2024, Other charges (benefits) unrelated to core operating performance consisted of $1.5 million of certain acquisition and integration related charges and $1.4 million of net losses primarily related to long-lived assets. For the quarter ended July 1, 2023, Other charges (benefits) unrelated to core operating performance consisted of $0.6 million of certain acquisition and integration related charges and $0.2 million of net losses primarily related to long-lived assets.
For the year ended June 29, 2024, Other charges (benefits) unrelated to core operating performance consisted of $18.1 million of certain acquisition and integration related charges and $1.9 million of net losses primarily related to long-lived assets. For the year ended July 1, 2023, Other charges (benefits) unrelated to core operating performance consisted of a $6.7 million gain on litigation settlement, offset by $2.5 million of certain acquisition and integration related charges and $1.3 million of net losses primarily related to long-lived assets.

The preliminary financial schedules are estimated based on our current information.